   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996.

                                                        Registration No. 2-69991

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 6 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ------------------

                          REPUBLIC GROUP INCORPORATED
                       (FORMERLY REPUBLIC GYPSUM COMPANY)
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                       75-1155922
      ------------------------------                     ------------------
     (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                     Identification No.)


             P.O. Box 1307, Hutchison, Kansas                67504-1307
         ----------------------------------------            ----------
         (Address of Principal Executive Offices)            (Zip Code)


             REPUBLIC GYPSUM COMPANY EMPLOYEE STOCK OWNERSHIP PLAN
             -----------------------------------------------------
                            (Full Title of the Plan)

                                 JANEY L. RIFE
                                 P.O. BOX 1307
                          HUTCHISON, KANSAS 67504-1307
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                               (316) 727-2711
          -----------------------------------------------------------
          Telephone number, including area code of agents for service


         The Registrant hereby amends this Registration Statement on Form S-8 (Registration No. 2-69991) ("Registration Statement") to deregister and remove from registration 178,977 shares of Republic Group Incorporated (the "Company") Common Stock, $1.00 par value, remaining unsold as of 11th October, 1996 under the Company's Employee Stock Ownership Plan (the "Plan"). Effective July 1, 1993, the Plan has been amended so that contributions by participating employees to purchase shares of Common Stock are no longer required or permitted. As a result, the Plan is noncontributory in nature and is not subject to the registration requirements of the Securities Act of 1933, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, and the State of Texas, on the 24th day of October, 1996.


                                   REPUBLIC GROUP INCORPORATED


                                   By:     /s/ PHIL SIMPSON
                                           ------------------------------------
                                           Phil Simpson,
                                           Chairman of the Board
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                              Date
---------                                  -----                                              ----
/s/ PHIL SIMPSON                           Chairman of the Board, President,                  October 24, 1996
----------------------------------         Chief Executive Officer and
Phil Simpson                               Director (principal executive
                                           officer)


/s/ STEPHEN L. GAGNON                      Executive Vice President and Director              October 24, 1996
----------------------------------
Stephen L. Gagnon


/s/ DOYLE R. RAMSEY                        Vice President and Chief Financial                 October 24, 1996
----------------------------------         Officer (principal financial officer)
Doyle R. Ramsey


/s/ JOHN W. MCCRACKEN                      Controller (principal accounting                   October 24, 1996
----------------------------------         officer)
John W. McCracken


/s/ BERT A. NELSON                         Director                                           October 24, 1996
----------------------------------
Bert A. Nelson


/s/ TALBOT RAIN                            Director                                           October 24, 1996
----------------------------------
Talbot Rain


/s/ GERALD L. RAY                          Director                                           October 24, 1996
----------------------------------
Gerald L. Ray


/s/ ROBERT F. SEXTON                       Director                                           October 24, 1996
----------------------------------
Robert F. Sexton


/s/ DAVID P. SIMPSON                       Director                                           October 24, 1996
----------------------------------
David P. Simpson

/s/ L. L. WALLACE                          Director                                           October 24 , 1996
----------------------------------
L. L. Wallace


/s/ DAVID B. YARBROUGH                     Director                                           October 24, 1996
----------------------------------
David B. Yarbrough